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             [Letterhead of Goldstein Golub Kessler & Company, P.C.]



December 22, 1997

Securities and Exchange Commission
Washington, D.C. 20549

Re:  Sel-Leb Marketing, Inc.
     Commission File #1-13856

Gentlemen:

We have read the above referenced Registrant's response to Item 4 - Changes in Registrant's Certifying Accountant with respect to its Current Report on Form 8-K dated December 16, 1997 and concur with the statements made therein.

Sincerely,

/s/ Goldstein Golub Kessler & Company, P.C.
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GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.